Exhibit 99.1

RepliGen	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111
FOR IMMEDIATE RELEASE	Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy, PhD President and Chief Executive Officer (781) 419-1900	Laura L. Whitehouse VP, Market Development (781) 419-1812

Repligen Acquires Business of Novozymes Biopharma Sweden AB

Creates World-Leading Supplier of Products for Manufacturing Biologic Drugs

Accelerates Path to Near-Term, Sustainable Profitability

Conference Call Scheduled for Friday October 28, 2011 at 8:30am EDT

WALTHAM, MA – October 27, 2011 – Repligen Corporation (NASDAQ: RGEN) today announced the execution of a definitive agreement to acquire the business of Novozymes Biopharma Sweden AB in a cash transaction of 17 million euros (~$22.7 million) and future potential milestone payments of 4 million euros (~$5.6 million). This transformative acquisition will elevate Repligen to a world-leading supplier of products for manufacturing biologic drugs with the potential to yield sustainable growth and profitability in fiscal year 2013, beginning April 1, 2012. The combined company is expected to generate total revenues of approximately $50 million in fiscal year 2013.

The Novozymes Biopharma acquisition diversifies and expands Repligen’s product offering and customer base while doubling the company’s manufacturing capacity. Novozymes Biopharma AB is a leader in the manufacture and supply of growth factors used in mammalian cell culture and Protein A affinity ligands used in the production of monoclonal antibodies. The company is located in Lund, Sweden and operates a 45,000 sq. ft., c-GMP capable production facility which was recently renovated in 2008 with an investment of ~$25 million. The products acquired in the Novozymes transaction are anticipated to generate $16-$17 million in revenue in 2011, and are sold primarily under long-term supply agreements with major life sciences companies including EMD Millipore, Sigma-Aldrich Corporation and GE Healthcare.

“This acquisition positions Repligen as a leading producer of high value, consumable products that will directly benefit from the long-term growth of the biologics market,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “Earlier this year we announced our strategic objective to transition into a commercially focused company, and the acquisition of the Novozymes business will deliver on that goal by significantly augmenting our product portfolio and providing a path to sustainable profitability.”

Repligen is currently a leader in the supply of four different forms of recombinant Protein A, a key ingredient used in the production of most monoclonal antibodies. Through this transaction, Repligen will acquire Novozymes “native” Protein A product which is used in the production of several of the early blockbuster monoclonal antibody drugs. The combined company will be well positioned to fully benefit from the long-term growth of the monoclonal antibody market. There are more than 50 approved monoclonal antibody products and 200 candidates currently in clinical development, most of

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Repligen Acquires Business of Novozymes Biopharma Sweden AB, October 27, 2011

which are manufactured using Protein A. Importantly, as part of the acquisition, GE Healthcare and Repligen have extended the term of their existing supply agreement for recombinant Protein A from 2014 to 2021. A further key benefit of the acquisition is Repligen’s expansion into the cell culture ingredients market which increases our product breadth and opens a market opportunity for us in the production of fermentation ingredients and a future market opportunity as stem and cell-based therapies emerge.

Strategic Benefits of the Transaction

Diversifies Repligen’s revenue source and customer base: the combined company will manufacture and sell more than 20 products to the biopharmaceutical industry which are incorporated into the manufacture of more than 50 approved products and 200 products in clinical development. The products will be sold under long-term supply agreements with four leading life sciences companies as well as directly to a variety of end-users and will expand our customer base. The key products that Novozymes produces include insulin like growth factor (LONG®R3 IGF-I), native and recombinant Protein A products, and other growth factors which have potential applications in cell based therapies.

Expands manufacturing capacity: Novozymes Biopharma operates a state of the art, 45,000 sq. ft. manufacturing facility in Lund, Sweden which was extensively renovated in 2008 to double its fermentation capacity to approximately 6,000 liters and to provide the opportunity to manufacture under cGMP. The combined company will operate two independent manufacturing sites with the potential to manufacture products at both locations increasing efficiency and security. In addition, the two facilities are expected to support anticipated growth for the next several years without the need for significant additional capital expenditures. Repligen and Novozymes Biopharma each have more than 15 years of experience in the manufacture of biologic products and employ highly skilled and experienced workforces.

Additional Financial Details

This is a cash transaction of 17 million euros with contingent milestone payments of 4 million euros which are payable in 2012-2015 based on the complete transfer of specific manufacturing technology and the achievement of specified revenue targets for the products used in cell culture in 2012-2014. We expect that the profit generated by the combined company will benefit from our $57 million in net operating loss Federal tax credits. The acquisition is anticipated to close by the end of the year, upon the transfer of key permits and satisfaction of other customary closing conditions. Repligen does not anticipate seeking preclearance of the acquisition from any antitrust authorities or the applicability of any antitrustbased statutory waiting periods. The combined bioprocessing businesses are expected to have low selling, general and administrative expenses since the majority of the revenue derives from long-term supply agreements. Based on our projections and a previously secured exchange rate of $1.337/euro for the upfront payment, we expect to have $35-$37 million in cash and no debt at the end of our current fiscal year, ending March 31, 2012.

Novozyme’s Protein A and Cell Culture Ingredients Business

Protein A is a critical reagent used in the affinity purification of therapeutic monoclonal antibodies, currently estimated to be a $48 billion segment of the global biologics market and is expected to continue to grow at 10% each year with new applications in cancer, osteoporosis and asthma. The

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Repligen Acquires Business of Novozymes Biopharma Sweden AB, October 27, 2011

natural form of protein A known as “native Protein A” is incorporated into the manufacturing processes of several key first generation commercial monoclonals which generate more than $20 billion in annual revenue and are the subject of more than 1,000 on-going clinical trials to expand their use. Through the acquisition of Novozymes Biopharma, Repligen will become a leading commercial manufacturer of native Protein A. Novozymes Biopharma also manufactures certain forms of recombinant Protein A which are used in the manufacture of many more recently approved monoclonal antibodies. This acquisition positions Repligen to benefit fully from the continued growth of the global monoclonal antibody market.

Most biologics, including monoclonal antibodies, are produced in mammalian cell culture whose growth is supported by supplements and growth factors. Repligen is acquiring four cell culture supplements or growth factors as part of the acquisition of Novozymes Biopharma. LONG®R3 IGF-I is a proprietary growth factor that can be added to cell culture systems in order to promote growth in viable cell number. LONG®R3 IGF-I is more biologically potent than either insulin or native IGF-1 and has been shown to significantly increase recombinant protein production in cell culture applications. LONG®R3 IGF-I is produced under a 10 year supply agreement with SAFC, the custom chemicals manufacturing and services group within Sigma-Aldrich Corporation. SAFC has distribution rights for industrial cell culture applications of LONG®R3 IGF-I, and the product is currently used in the manufacture of nine commercial biologic products. Repligen will have the exclusive right to sell LONG®R3 IGF-I for use in stem cell and other cell based therapies.

Long epidermal growth factor (LONG®EGF) and transforming growth factor alpha (LONG®TGF-a) are analogues of human growth factors used as supplements for serum-free or low serum culture in cell based therapy applications. Recombinant transferrin (rTransferrin) is a recombinant version of human transferrin which had been developed as an iron supplement for cell culture. There may be additional applications for these growth factors in stem cell and other cell based therapies.

Repligen’s Bioprocessing Business

For more than ten years, Repligen has been a leading supplier to the biopharmaceutical industry of products based on recombinant Protein A, a key consumable used in the manufacture of most monoclonal antibody drugs. We currently manufacture four distinct recombinant Protein A products.

Repligen currently markets a line of pre-packed, single-use, plastic chromatography columns under the trade name Opus™. Single-use, plastic products are revolutionizing the production of biopharmaceuticals and vaccines as they significantly decrease operating expenses by reducing production time and increasing facility flexibility. In the first quarter of next year, we plan to launch Opus™ LS, a “large scale” format of Opus™ chromatography columns, which has been developed in response to requests from numerous customers who are interested in incorporating Opus™ LS into their single-use manufacturing processes. Opus™ LS products will be manufactured for use in a cGMP facility and are differentiated from other single-use chromatography products by providing customers columns in any size, packed with chromatography media from any vendor. In addition, we currently sell Protein A affinity resins to biopharmaceutical customers as well as Protein A detection ELISA kits which are used in quality control testing. We have a focused sales force that is responsible for sales of our direct to end-user products.

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Repligen Acquires Business of Novozymes Biopharma Sweden AB, October 27, 2011

About Biologic Drugs and the Biologics Market

In 2010, five of the top ten selling drugs were biologics and it is estimated that by 2014 eight of the top ten selling drugs will be biologics. Biologics include a wide range of protein based drugs such as recombinant therapeutic proteins, monoclonal antibodies and vaccines. The global biologics market in 2010 was approximately $150 billion of which $48 billion in revenue was derived from monoclonal antibody products. Growth of the biologics market is expected to continue, as 40% of the new drugs in development are biologics, the highest proportion in history. By 2015, the global biologics market is expected to reach approximately $240 billion, an annual growth rate of ~10%, with monoclonal antibody drugs growing at ~12% to approximately $86 billion.

Advisors

Repligen’s financial advisor in this transaction is Stifel Nicolaus Weisel and its legal advisor is Goodwin Procter LLP.

Conference Call

Dr. Walter, C. Herlihy, President and Chief Executive Officer of Repligen will host a conference call and webcast on Friday October 28, 2011 at 8:30 am EDT to discuss the details of the acquisition, the prospects of the combined businesses and other business matters including our Q2 FY2012 financial results.

This call is being webcast by Thomson/CCBN and can be accessed via Repligen’s website at www.repligen.com. If you are unable to access the webcast, you may listen live by calling (866) 831-6267 for domestic calls and (617) 213-8857 for international calls. Participants must provide the following passcode: 27485966. For those who cannot participate in the live conference call, an archive of the audio webcast will be available shortly after the call on Repligen’s website www.repligen.com. You may also access the audio only archive by dialing (888) 286-8010 for domestic calls and (617) 801-6888 for international calls and provide the following passcode: 14900928.

About Repligen Corporation

Repligen Corporation is a leading supplier of critical technologies and ingredients used to manufacture biologic drugs. Repligen also applies its expertise in biologic development to Secreflo™, a novel imaging candidate for the diagnosis of a variety of pancreatic diseases. In addition, we have two early stage CNS rare disease programs which are advancing into Phase 1 clinical trials. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested at www.repligen.com.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that express or implied statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the closing of the Novozymes acquisition, the performance of the combined Repligen and Novozymes bioprocessing businesses following the closing, future financial performance and position, plans and objectives for future operations, and plans and objectives for product development, regulatory approval, and product sales constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, failure to receive consents or regulatory approval for the acquisition; the termination of customer contracts prior to the end of their term; Repligen’s inability to successfully integrate the bioprocessing business of Novozymes Biopharma DK A/S and Novozymes Biopharma Sweden AB and its employees into Repligen and achieve expected synergies; the Company’s ability to accurately forecast the acquisition, related restructuring costs and allocation of the purchase price, goodwill and other intangibles acquisition related and other asset adjustments; the impact of foreign currency fluctuations on its operating results and profitability; costs associated with restructuring of certain European operations; costs associated with and consequential to the acquisition and integration of Novozymes’ bioprocessing business and benefits realized from the acquisition; risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration and EMEA regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein except as required by law.

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